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                                                                     EXHIBIT 3.8

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 1

                                       TO

                       LIMITED LIABILITY COMPANY AGREEMENT

                             OF PASTA GROUP, L.L.C.



                  This Amendment No. 1 to Limited Liability Company Agreement is made this 28th day of January, 1999 among HERSHEY FOODS CORPORATION (the "Original Member"), NEW WORLD PASTA COMPANY (the "Successor Member") and PASTA GROUP, L.L.C., a Delaware limited liability company (the "Company").

                                    RECITALS

                  The Company was formed on December 17, 1998.

                  The Original Member and the Company are party to that certain Limited Liability Company Agreement of the Company effective as of December 17, 1998 (the "Agreement"). On the date hereof, the Original Member is transferring all of its interest in the Company to the Successor Member.

                  The parties desire to amend the Agreement as provided herein.

                  Therefore, in consideration of the mutual covenants, agreements and representations set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Rights and Duties. The Original Member hereby irrevocably transfers, assigns, conveys and delivers all of its right, title and interest under the Agreement and in and to its interests as the sole member of the Company to the Successor Member and the Successor Member hereby accepts such transfer, assign-
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ment, conveyance and delivery (the "Assignment"). For all purposes of the
Agreement from this time forward, the Successor Member shall have all rights, duties and obligations of a member of the Company and a reference to the Member shall be deemed to be a reference to the Successor Member. From this time forward, the Original Member shall have no further rights, duties or obligations as a member of the Company.

                  2. Manager. Effective upon full execution and delivery of this Amendment No. 1, the Original Member resigns as Manager of the Company and the Successor Member is hereby appointed Manager of the Company.

                  3. Representations. The Original Member represents and warrants that (i) immediately prior to giving effect to the Assignment, the Original Member is the sole member and Manager of the Company, (ii) the member interests transferred, assigned, conveyed and delivered hereby are the sole member interests of the Company, (iii) immediately prior to giving effect to the Assignment, such member interests are owned by the Original Member free and clear of any and all liens, encumbrances and restrictions of any kind whatsoever and (iv) no other person or entity, directly or indirectly, owns or has any right, title or interest in or to the membership interests of the Company, any other equity interest, or any right to acquire any member interest or other equity interest, in the Company, or any security or interest that may be exercisable or exchangeable for, or convertible into, any such interest, including without limitation, any pre-emptive or other similar right.

                  4. Limited Amendment. Except as amended by this Amendment No. 1 and as the context may otherwise require to give effect to the intent and purpose of this Amendment No. 1, the Agreement, as amended hereby, shall remain in full force and effect without any other amendments or modifications.

                  5. Counterparts. This Amendment No. 1 may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same Amendment No. 1, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

                  6. Entire Agreement. The Agreement, as amended by this Amendment No. 1, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter. The Original Member represents and warrants that prior to this Amendment


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No. 1, the Agreement has not been amended, supplemented or otherwise modified in any respect.

                  7. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the internal laws of the State of Delaware (without giving effect to its conflict of law principles).

                  8. Headings. The headings herein are included for convenience of reference only and shall be ignored in the construction and interpretation hereof.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed and delivered as of the date first written above.

                               HERSHEY FOODS CORPORATION


                               By: /s/ Burton H. Snyder
                                   --------------------------------
                                   Name: Burton H. Snyder
                                   Title: Assistant General Counsel


                               NEW WORLD PASTA COMPANY


                               By: /s/ Burton H. Snyder
                                   --------------------------------
                                   Name: Burton H. Snyder
                                   Title: Assistant General Counsel


                               PASTA GROUP, L.L.C.

                               By:  HERSHEY FOODS CORPORATION
                               Its: Manager


                               By:  /s/ Burton H. Snyder
                                   --------------------------------
                                    Name: Burton H. Snyder
                                    Title: Assistant General Counsel


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